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                                                                  EXHIBIT 99(C)


P
                         EQUITABLE OF IOWA COMPANIES
R
                  PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
O
                               OCTOBER 23, 1997
X
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
Y

        The undersigned hereby appoints FRED S. HUBBELL, PAUL E. LARSON AND JOHN A. MERRIMAN, and each of them as Proxies, with power of substitution in each, to vote all shares of the Common Stock, no par value, of Equitable of Iowa Companies (the "Company"), which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held on October 23, 1997, at 10:00 a.m., Des Moines local time, and at any adjournment or postponement thereof, on all matters set forth in the Notice of Special Meeting and Prospectus/Proxy Statement dated September 22, 1997, a copy of each of which has been received by the undersigned, as follows:



                               See Reverse Side

                             FOLD AND DETACH HERE







                                  EQUITABLE
                                     OF IOWA COMPANIES

                                                            September 22, 1997

Dear Shareholder:

The Special Meeting of Shareholders of Equitable of Iowa Companies will be held at the Company's principal executive offices, 909 Locust Street, Des Moines, Iowa, on October 23, 1997, at 10:00 a.m., Des Moines local time. At the meeting Shareholders will vote on the Agreement and Plan of Merger dated July 7, 1997, by and among the Company, ING Groep N.V. and PFHI Holdings, Inc., which provides for the merger of the Company with and into a wholly-owned subsidiary of ING Groep N.V.


It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed Prospectus/Proxy Statement, complete the attached proxy card, and return it promptly in the envelope provided.


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/X/ Please mark your
    votes as in this
    example.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF THE MATTERS STATED.

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THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

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                                                                                        FOR            AGAINST        ABSTAIN
                                                                                  ---------------  --------------  -------------
1.  Approval of the Agreement and Plan of Merger, ("Merger Agreement")
    dated July 7, 1997, by and among the Company, ING Groep N.V. ("ING")
    and PFHI Holdings, Inc. (a wholly-owned subsidiary of ING).
                                                                                  ---------------  --------------  -------------
                                                                                  ---------------  --------------  -------------

2. The Proxies are authorized to vote upon such procedural matters as may properly come before the meeting or any adjournment or postponement thereof as they determine to be in the best interests of the Company.

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

               The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof.

Signature(s)                                           Date
            ------------------------------------------     --------------
IMPORTANT:  PLEASE MARK THIS PROXY, DATE, SIGN EXACTLY AS YOUR NAME(S) APPEAR(S)
            AND RETURN IN THE ENCLOSED ENVELOPE. IF SHARES ARE HELD JOINTLY, SIGNATURE SHOULD INDICATE THAT STATUS. TRUSTEES AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD SO INDICATE.



                             FOLD AND DETACH HERE


                   PLEASE COMPLETE, DATE, SIGN AND MAIL THIS
                    PROXY CARD IN THE ENVELOPE PROVIDED. NO
                             POSTAGE IS REQUIRED.